Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-65884 of Heritage Commerce Corp on Form S-8 of our report dated January 24, 2002, appearing in this Annual Report on Form 10-K of Heritage Commerce Corp for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

San Jose, California
March 25, 2002